UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: June 15, 2018

RELIANT BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 15, 2018, the board of directors of Reliant Bancorp, Inc. (the “Company”) approved and adopted the Company’s Third Amended and Restated Bylaws, which amended and restated, in their entirety, the Company’s previous Second Amended and Restated Bylaws. The bylaws were amended to correspond with the charter amendment approved by the Company’s shareholders on May 24, 2018. Specifically, the Company’s Third Amended and Restated Bylaws were amended to reflect the declassification of  the Company’s board of directors and to provide for a majority voting standard in the election of directors in uncontested elections.

A copy of the Third Amended and Restated Bylaws of Reliant Bancorp, Inc. is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Third Amended and Restated Bylaws of Reliant Bancorp, Inc., effective June 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: June 21, 2018
/s/ DeVan D. Ard, Jr.
DeVan D. Ard, Jr. Chairman, President, and Chief Executive Officer

EXHIBIT INDEX

3.1	Third Amended and Restated Bylaws of Reliant Bancorp, Inc., effective June 15, 2018.*

•	Filed herewith